Exhibit 21.1
List of Subsidiaries of the Company (1)
As of October 31, 2006
Alfombras San Luis S.A. (Argentina)
Amtex, Inc. (Pennsylvania) (50%)
Asia Pacific Components Co., Ltd. (Thailand) (92%)
Beijing Lear Dymos Automotive Seating and Interior Co., Ltd. (China) (40%)
Chongqing Lear Chang’an Automotive Interior Trim Co., Ltd. (China) (45.375%)
CL Automotive, LLC (Michigan) (49%)
Consorcio Industrial Mexicanos de Autopartes, S.A. de C.V. (Mexico)
Dong Kwang Lear Yuhan Hoesa (Korea) (50%)
General Seating of Canada, Ltd. (Ontario) (50%)
General Seating of Thailand Corp. Ltd. (Thailand) (50%)
GHW Engineering GmbH (Germany)
Grote & Hartmann Automotive de Mexico S.A. de C.V. (Mexico)
Grote & Hartmann de Mexico S.A. de C.V. (Mexico)
Grote & Hartmann South Africa (Pty.) Ltd. (South Africa)
Hanil Lear India Private Limited (India) (50%)
Honduras Electrical Distribution Systems S. de R.L. de C.V. (Honduras) (60%)
IACG s.r.o. (Czech Republic) (32.94%)
Industrias Cousin Freres, S.L. (Spain) (49.99%)
Industrias Lear de Argentina SrL (Argentina)
Integrated Manufacturing and Assembly, LLC (Michigan) (49%)
International Automotive Components Group BVBA (Belgium) (32.94%)
International Automotive Components Group BV (Netherlands) (32.94%)
International Automotive Components Group GmbH (Germany) (32.94%)
International Automotive Components Group Limited (UK) (32.94%)
International Automotive Components Group, LLC (Delaware) (32.94%)
International Automotive Components Group S.a.r.L. (Luxembourg) (32.94%)
International Automotive Components Group Skara AB (Sweden) (32.94%)
International Automotive Components Group (Slovakia) s.r.o. (Slovak Republic) (32.94%)
International Automotive Components Group SL (Spain) (32.94%)
International Automotive Components Group Sp. z o.o. (Poland) 32.94%)
International Automotive Components Group SRO (Czech Republic) (32.94%)
International Automotive Components Group s.r.o. Slovak Branch (Czech Republic) (32.94%)
Jiangxi Jiangling Lear Interior Systems Co. Ltd. (China) (41.25%)
John Cotton Plastics Limited (UK)
Lear #50 Holdings, L.L.C. (Delaware)
Lear Argentine Holdings Corporation #2 (Delaware)
Lear ASC Corporation (Delaware)
Lear Asian OEM Technologies, L.L.C. (Delaware)
Lear Automotive Corporation Singapore Pte. Ltd. (Singapore)
Lear Automotive Dearborn, Inc. (Delaware)
Lear Automotive (EEDS) Almussafes Services S.A. (Spain)
Lear Automotive EEDS Honduras, S.A. (Honduras)
Lear Automotive (EEDS) Philippines, Inc. (Philippines)
Lear Automotive (EEDS) Spain S.L. (Spain)
Lear Automotive (EEDS) Tunisia S.A. (Tunisia)
Lear Automotive France, SAS (France)
Lear Automotive India Private Limited (India)
Lear Automotive Interiors (Pty.) Ltd. (South Africa)
Lear Automotive Manufacturing, L.L.C. (Delaware)
Lear Automotive Morocco SAS (Morocco)
Lear Automotive Services (Netherlands) B.V. — French Branch (Netherlands)
Lear Automotive Services (Netherlands) B.V. (Netherlands)
Lear Automotive Services (Netherlands) B.V. — Philippines Branch (Netherlands)
Lear Brits (SA) (Pty.) Ltd. (South Africa)
Lear Canada (Ontario)
Lear Canada Investments Ltd. (Alberta)
Lear Canada (Sweden) ULC (Nova Scotia)
Lear Car Seating do Brasil Industria e Comercio de Interiores Automotivos Ltda. (Brazil)
Lear Corporation Asientos, S.L. (Spain)
Lear Corporation Austria GmbH (Austria)
Lear Corporation Belgium CVA (Belgium)
Lear Corporation Beteiligungs GmbH (Germany)
Lear Corporation Birmingham Pension Trustees Limited (UK)
Lear Corporation Canada, Ltd. (Alberta)
Lear Corporation Changchun Automotive Interior Systems Co., Ltd. (China)
Lear Corporation China Ltd. (Mauritius) (82.5%)
Lear Corporation Coventry Pension Trustees Limited (UK)
Lear Corporation EEDS and Interiors (Delaware)
Lear Corporation Electrical and Electronics GmbH & Co. KG (Germany)
Lear Corporation Electrical and Electronics (Michigan)
Lear Corporation Electrical and Electronics Sp. z o.o. (Poland)
Lear Corporation Electrical and Electronics s.r.o. (Czech Republic)
Lear Corporation France SAS (France)
Lear Corporation (Germany) Ltd. (Delaware)
Lear Corporation Global Development, Inc. (Delaware)
Lear Corporation GmbH (Germany)
Lear Corporation Halewood Pension Trustees Limited (UK)
Lear Corporation Holding GmbH (Germany)
Lear Corporation Holdings Spain S.L. (Spain)
Lear Corporation Honduras, S. de R.L. (Honduras)
Lear Corporation Hungary Automotive Manufacturing Kft. (Hungary)
Lear Corporation Interior Components (Pty.) Ltd. (South Africa)
Lear Corporation ISG Pension Trustees Limited (UK)
Lear Corporation Italia S.r.l. (Italy)
Lear Corporation Japan K.K. (Japan)
Lear Corporation (Mauritius) Limited (Mauritius)
Lear Corporation Mendon (Delaware)
Lear Corporation Mexico, S. de R.L. de C.V. (Mexico)
Lear Corporation North West (Pty.) Ltd. (South Africa)
Lear Corporation (Nottingham) Limited (UK)
Lear Corporation Pension Scheme Trustees Limited (UK)
Lear Corporation Poland II Sp. z o.o. (Poland)
Lear Corporation Poland Sp. z o.o. (Poland)

Lear Corporation Portugal — Componentes Para Automoveis, S.A. (Portugal)
Lear Corporation Romania S.r.L. (Romania)
Lear Corporation Seating France Feignies SAS (France)
Lear Corporation Seating France Lagny SAS (France)
Lear Corporation Seating France SAS (France)
Lear Corporation Seating Slovakia s.r.o. (Slovak Republic)
Lear Corporation (Shanghai) Limited (China)
Lear Corporation Silao S.A. de C.V. (Mexico)
Lear Corporation Spain S.L. (Spain)
Lear Corporation (SSD) Ltd. (UK)
Lear Corporation SSD Nottingham Pension Trustees Limited (UK)
Lear Corporation Sweden AB (Sweden)
Lear Corporation UK Holdings Limited (UK)
Lear Corporation UK Interior Systems Limited (UK)
Lear Corporation (UK) Limited (UK)
Lear Corporation Verwaltungs GmbH (Germany)
Lear de Venezuela C.A. (Venezuela)
Lear do Brasil Industria e Comercio de Interiores Automotivos Ltda. (Brazil)
Lear Dongfeng Automotive Seating Co., Ltd. (China) (50%)
Lear East European Operations, Luxembourg, Swiss Branch, Kusnacht (Luxembourg)
Lear East European Operations GmbH (Luxembourg)
Lear EEDS Holdings, L.L.C. (Delaware)
Lear Electrical Systems de Mexico, S. de R.L. de C.V. (Mexico)
Lear European Holding S.L. (Spain)
Lear European Operations Corporation (Delaware)
Lear Financial Services (Luxembourg) GmbH (Luxembourg)
Lear Financial Services (Netherlands) B.V. (Netherlands)
Lear Furukawa Corporation (Delaware) (80%)
Lear Gebaudemanagement GmbH & Co. KG (Germany)
Lear Holdings (Hungary) Kft. (Hungary)
Lear Holdings, L.L.C. (Delaware)
Lear Holdings, S. de R.L. de C.V. (Mexico)
Lear Investments Company, L.L.C. (Delaware)
Lear Korea Yuhan Hoesa (Korea)
Lear-Kyungshin Sales and Engineering LLC (Delaware) (60%)
Lear (Luxembourg) GmbH (Luxembourg)
Lear Mexicana, S. de R.L. de C.V. (Mexico)
Lear Mexican Holdings Corporation (Delaware)
Lear Mexican Holdings, L.L.C. (Delaware)
Lear Mexican Seating Corporation (Delaware)
Lear Mexican Trim Operations S. de R.L. de C.V. (Mexico)
Lear North Atlantic Operations Corporation (Delaware)
Lear Offranville SARL (France)
Lear Operations Corporation (Delaware) (2)
Lear Otomotiv Sanayi ve Ticaret Ltd. Sirketi (Turkey)
Lear Rosslyn (Pty.) Ltd. (South Africa)
Lear Seating Holdings Corp. # 50 (Delaware)
Lear Seating Holdings Corp. # 50 Shanghai Representative Office (Delaware)
Lear Seating (Thailand) Corp. Ltd. (Thailand) (97.88%)
Lear Sewing (Pty.) Ltd. (South Africa)
Lear Shurlok Electronics (Proprietary) Limited (South Africa) (51%)
Lear South Africa Limited (Cayman Islands)
Lear South American Holdings Corporation (Delaware)
Lear Teknik Oto Yan Sanayi Ltd. Sirket (Turkey)
Lear Trim L.P. (Delaware)
Lear Trim Oto Yan Sanayi Limited Sirketi (Turkey)
Lear UK Acquisition Limited (UK)
Lear UK ISM Limited (UK)
Lear West European Operations GmbH (Luxembourg)
Markol Otomotiv Yan Sanayi VE Ticaret A.S. (Turkey) (35%)
Martur Sunger ve Koltuk Tesisleri Ticaret A.S. (Turkey) (35%)
Mawlaw 569 Limited (UK)
Nanjing Lear Xindi Automotive Interiors Systems Co., Ltd. (China) (50%)
OOO Lear (Russia)
Pendulum, LLC (Alabama) (49%)
Renosol Seating, LLC (Michigan) (49%)
Renosol Seating Properties, LLC (Alabama) (49%)
Renosol Systems, LLC (Michigan) (49%)
Reyes-Amtex Automotive, LLC (Texas) (24.5%)
Reyes Automotive Group, LLC (Texas) (49%)
RL Holdings, LLC (Michigan) (49%)
Shanghai Lear Automobile Interior Trim Co., Ltd. (China) (45.375%)
Shanghai Lear Automotive Systems Co., Ltd. (China)
Shanghai Lear STEC Automotive Parts Co., Ltd. (China) (55%)
Shanghai Songjiang Lear Automotive Carpet & Accoustics Co. Ltd. (China) (41.25%)
Shenyang Lear Automotive Seating and Interior Systems Co., Ltd. (China) (60%)
S ociete Offransvillaise de Technologie SAS (France)
Strapur SA (Argentina) (5%)
Tacle Guangzhou Automotive Seat Co., Ltd. (China) (20%)
Tacle Seating UK Limited (UK) (51%)
TACLE Seating USA, LLC (49%)
Total Interior Systems — America, LLC (Indiana) (39%)
UPM S.r.L. (Italy) (39%)
Wuhan Lear-DPCA Auto Electric Company, Limited (China) (75%)
Wuhan Lear-Yunhe Automotive Interior System Co., Ltd. (China) (50%)

(1)	All subsidiaries are wholly owned unless otherwise indicated.

(2)	Lear Operations Corporation also conducts business under the names Lear Corporation, Lear Corporation of Georgia, Lear Corporation of Kentucky and Lear Corporation of Ohio.